     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             A. H. BELO CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                              75-0135890
            (State or other jurisdiction                                 (I.R.S. Employer
          of incorporation or organization)                             Identification No.)
                                                                        MICHAEL J. MCCARTHY
                                                                      SENIOR VICE PRESIDENT,
                                                                   GENERAL COUNSEL AND SECRETARY
                  P. O. BOX 655237                                       P. O. BOX 655237
              DALLAS, TEXAS 75265-5237                               DALLAS, TEXAS 75265-5237
                   (214) 977-6606                                         (214) 977-6606
     (Address, including zip code, and telephone              (Name, address, including zip code, and
    number, including area code, of registrant's              telephone number, including area code,
            principal executive offices)                               of agent for service)
                                                 Copies to:
                   GUY KERR, ESQ.                                      JOERG H. ESDORN, ESQ.
             LOCKE PURNELL RAIN HARRELL                             GIBSON, DUNN & CRUTCHER LLP
            (A PROFESSIONAL CORPORATION)                                  200 PARK AVENUE
            2200 ROSS AVENUE, SUITE 2200                           NEW YORK, NEW YORK 10166-0193
              DALLAS, TEXAS 75201-6776                                    (212) 351-4000
                   (214) 740-8000

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of the Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                  PROPOSED          PROPOSED
                                                                  MAXIMUM            MAXIMUM
                                            AMOUNT                OFFERING          AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                      TO BE                PRICE PER          OFFERING         REGISTRATION
SECURITIES TO BE REGISTERED               REGISTERED              UNIT(1)             PRICE              FEE
------------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to
  Purchase Debt Securities......     $1,500,000,000(2)(3)           100%         $1,500,000,000        $454,545
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate public offering price or purchase price of $1,500,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies.

(3) In United States dollars or the equivalent thereof in foreign denominated currencies or composite currencies.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 21, 1997

PROSPECTUS

                                 $1,500,000,000

                                [A H BELO LOGO]
                                DEBT SECURITIES
                                      AND
                              WARRANTS TO PURCHASE
                                DEBT SECURITIES
                             ---------------------
     A. H. Belo Corporation (the "Company") intends to issue from time to time in one or more series its unsecured debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and the Warrants being herein collectively called the "Securities") with an aggregate initial public offering price or purchase price of up to $1,500,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or composite currency such as the European Currency Unit ("ECU"). The Debt Securities of each series and the Warrants will be offered on terms to be determined at the time of sale. See "Description of Debt Securities" and "Description of Warrants." The Debt Securities and Warrants may be sold for United States dollars, foreign currencies or composite currencies such as the ECU, and the principal of, premium, if any, and any interest on the Debt Securities may be payable in United States dollars, foreign currencies or composite currencies such as the ECU. The specific designation, aggregate principal amount, the currency or composite currency in which the principal, premium, if any, and any interest are payable, the rate (or method of calculation) and the time and place of payment of any interest, authorized denominations, maturity, offering price, any redemption terms and any other specific terms of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which the Warrants are exercisable and the offering price, if any, exercise price, duration and any other specific terms of the Warrants.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
     The Securities may be sold by the Company directly to purchasers, through agents designated from time to time, or to or through underwriters or dealers. If underwriters or agents are involved in the offering of Securities, the names of the underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Securities, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement, and the net proceeds to the Company from such offering will be the public offering price of the Securities less such discount, in the case of an offering through an underwriter, or the purchase price of the Securities less such commission, in the case of an offering through an agent, and less, in each case, the other expenses of the Company associated with the issuance and distribution of the Securities. See "Plan of Distribution."
                             ---------------------
     Prior to issuance there will have been no market for the Debt Securities, and there can be no assurance that a secondary market for any such Debt Securities will develop. This Prospectus may not be used to consummate sales of any Debt Securities unless accompanied by the Prospectus Supplement.
                             ---------------------
                 The date of this Prospectus is April 21, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange one or more of the Company's securities are listed. Copies of reports, proxy statements and other information electronically filed with the Commission by the Company may be inspected by accessing the Commission's World Wide Web site at http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document. A copy of the Registration Statement and the exhibits and schedules thereto may be examined without charge at the Commission's principal offices at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained from the Public Reference Section of the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-8598) pursuant to the Exchange Act are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1996, (ii) Current Report on Form 8-K dated February 28, 1997, and (iii) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Public Affairs Department, A. H. Belo Corporation, P.O. Box 655237, Dallas, Texas 75265-5237, telephone: (214) 977-6606.

     Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                                  THE COMPANY

     A. H. Belo Corporation's history dates back to 1842 with the publication of the Daily News in Galveston, Texas. Today, the Company is the oldest continuously operating business in the state of Texas and one of the nation's largest media companies with a diversified group of television broadcasting, newspaper publishing, cable network and electronic media assets.

     The Company's Broadcast Division includes 16 network-affiliated television stations with an audience reach of 13.5 percent of U.S. television households. The stations are geographically diverse, with ownership weighted in the Southwest and the Pacific Northwest. Network affiliations are almost entirely balanced among the ABC, CBS and NBC networks, and include two FOX stations. The Company also manages four additional television stations through local marketing agreements and holds controlling interests in two television cable networks: the Television Food Network and America's Health Network. In addition, through its subsidiary Belo Productions, Inc., the Company produces original programming for network and cable distribution.

     The Company's Publishing Division is led by The Dallas Morning News, which has the country's eighth largest Sunday and ninth largest daily circulation. In 1996, The Dallas Morning News ranked first in full run advertising for the fourth consecutive year. The Company also owns the Providence Journal-Bulletin in Providence, Rhode Island; the Owensboro Messenger-Inquirer in Owensboro, Kentucky; the Bryan-College Station Eagle in Bryan-College Station, Texas; the Arlington Morning News in Arlington, Texas; and The Gleaner in Henderson, Kentucky. Both The Dallas Morning News and the Providence Journal-Bulletin have been recognized for their journalistic excellence with numerous local and national awards including six Pulitzer Prizes at The Dallas Morning News and four at the Providence Journal-Bulletin.

     The following table sets forth information for each of the Company's television stations and their markets:

                                                      MARKET     TELEVISION      YEAR        NETWORK
                       MARKET                         RANK(1)     STATION      ACQUIRED    AFFILIATION
                       ------                         -------    ----------    --------    -----------
Dallas-Fort Worth...................................      8       WFAA           1950        ABC
Houston.............................................     11       KHOU           1984        CBS
Seattle-Tacoma(2)...................................     12       KING           1997        NBC
Sacramento..........................................     20       KXTV           1984        ABC
St. Louis(2)........................................     21       KMOV           1997        CBS
Portland............................................     24        KGW           1997        NBC
Charlotte...........................................     28       WCNC           1997        NBC
Hampton-Norfolk.....................................     40       WVEC           1984        ABC
New Orleans.........................................     41        WWL           1994        CBS
Albuquerque.........................................     48       KASA           1997        FOX
Louisville..........................................     50       WHAS           1997        ABC
Tulsa...............................................     58       KOTV           1984        CBS
Honolulu............................................     69       KHNL           1997        NBC
Spokane.............................................     73       KREM           1997        CBS
Tucson..............................................     78       KMSB           1997        FOX
Boise...............................................    127       KTVB           1997        NBC

---------------

(1) Market rank is based on the relative size of the television market or Designated Market Area ("DMA") among the 211 generally recognized DMAs in the United States, based on November 1996 Nielsen estimates.

(2) As of the date of this Prospectus, the Company also owns KIRO-TV in Seattle, Washington which it acquired in 1995. On February 20, 1997, the Company announced an agreement among multiple parties whereby, through an exchange of assets, it will exchange KIRO for CBS affiliate KMOV-TV in St. Louis, Missouri. The exchange is subject to obtaining customary regulatory approvals.

     The Company is incorporated in the State of Delaware. The executive offices of the Company are located at 400 South Record Street in Dallas, Texas 75202. Its telephone number is (214) 977-6606. Unless otherwise specified or the context otherwise requires, references in this Prospectus to the "Company" shall include the Company and its subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company. The ratios were derived from the audited consolidated financial statements of the Company for the years ended December 31, 1992, 1993, 1994, 1995 and 1996.

                                                        YEAR ENDED DECEMBER 31,
                                                  ------------------------------------
                                                  1992    1993    1994    1995    1996
                                                  ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges..............  3.30    4.92    7.23    4.43    5.96

     For purposes of computing the foregoing ratios: (i) Earnings consist of income from continuing operations before cumulative effects of accounting changes plus income tax expense plus Fixed Charges (excluding capitalized interest); and (ii) Fixed Charges consist of interest, whether expensed or capitalized, and the portion of rental expenses estimated to represent an interest component.

                                USE OF PROCEEDS

     The Company expects to add substantially all of the net proceeds from the sale of the Securities to its funds to be used for general corporate purposes, including repayment of long-term and short-term debt, capital expenditures, working capital, securities repurchase programs and the financing of acquisitions. Funds not required immediately may be invested in short-term marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The Debt Securities will be issued under an Indenture, as supplemented from time to time in accordance with its terms (the "Indenture"), to be entered into between the Company and a trustee to be appointed (the "Trustee"). The following brief summary of the Indenture and the Debt Securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. Italicized references appearing in parenthesis are to section numbers of the Indenture. As used in this "Description of the Debt Securities," the "Company" refers to A. H. Belo Corporation and does not include its subsidiaries.

     The Indenture does not limit the amount of Debt Securities that may be issued thereunder. It provides that Debt Securities may be issued from time to time in series. The Debt Securities will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of such Debt Securities; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities;
(iii) the dates on which or periods during which such Debt Securities may be issued and the date or dates on which the principal of (and premium, if any, on) such Debt Securities will be payable; (iv) the rate or rates, if any, or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable; and the regular record dates for the interest payable on such interest payment dates; (v) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (vi) the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued at less than the principal amount thereof and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) if other than United States dollars, the currency or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such Debt Securities will be made and the circumstances, if any, when such currency of payment may be changed; (xi) if the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xii) if the amount of payments of principal of (and premium, if any) or interest on the Debt Securities may be determined with reference to an index including, but not limited to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xiii) whether such Debt Securities will be issued in the form of one or more Global Securities and, if so, the identity of the depository for such Global Securities; (xiv) any additions to or changes in the Events of Default or covenants relating solely to such Debt Securities or any Events of Default or covenants generally applicable to Debt Securities which are not to apply to the particular series of Debt Securities in respect of which the Prospectus Supplement is being delivered; (xv) if the Company will pay additional amounts on any of the Debt Securities of any series to any Holder who is a United States Alien, in respect of any tax or assessment withheld, under what circumstances and with what procedures the Company will pay such amounts;
(xvi) any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, shall accrue; and
(xvii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 3.1) Unless otherwise indicated in the Prospectus Supplement, the Indenture does not afford the holder of any series of Debt Securities the right to tender such Debt Securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such Debt Securities will bear interest, in the event the Company should become involved in a highly leveraged transaction.

     The Debt Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes will be described in the Prospectus Supplement relating thereto.

     A substantial portion of the assets of the Company is held by subsidiaries. The Company's right and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured indebtedness.

     Unless otherwise described in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.2) In addition, all or a portion of the Debt Securities of any series may be issued as permanent registered Global Securities which will be exchangeable for definitive Debt Securities only under certain conditions. (Section 2.3) The Prospectus Supplement indicates the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5)

     The Company shall deliver Debt Securities of any series, duly executed by the Company, to the Trustee for authentication, together with an order for the authentication and delivery of such Debt Securities. The Trustee, in accordance with such order, shall authenticate and deliver such Debt Securities. No Debt Securities of any series shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form provided for in the Indenture and manually executed by the Trustee or an authenticating agent duly appointed by the Trustee. Such certificate shall be conclusive evidence, and the only evidence, that such Debt Securities have been duly authenticated and delivered under, and are entitled to the benefits of, the Indenture. (Section 3.3)

GLOBAL SECURITIES

     The Debt Securities of a particular series may be issued in the form of one or more Global Securities which will be deposited with a depository (the "Depositary"), or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.3) The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of such persons having accounts with such Depositary ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture for any other purpose.

     Principal, premium, if any, and interest payments on a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for Debt Securities of the series represented by such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If the Depositary for a Global Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Global Securities representing Debt Securities of such series.

CERTAIN COVENANTS OF THE COMPANY

     Limitation on Indebtedness Secured by a Mortgage. The Indenture provides that neither the Company nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance ("Mortgage") on any assets of the Company or a Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the Debt Securities equally and ratably with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by (i) Mortgages on the property of any corporation which Mortgages existed at the time such corporation became a Restricted Subsidiary; (ii) Mortgages in favor of the Company or a Restricted Subsidiary; (iii) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages; (iv) Mortgages on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price, construction or improvement of such property, or Mortgages assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage; (v) Mortgages existing at the date of issuance of the first series of Debt Securities under the Indenture; (vi) Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (v), inclusive; and (vii) any other Mortgage, other than Mortgages referred to in the foregoing clauses (i) through (vi), inclusive, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this clause (vii) and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded Indebtedness as provided in the Indenture) does not exceed 15% of Consolidated Net Tangible Assets. (Section 10.7)

     Limitation on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either (i) the Company or such Restricted Subsidiary would be entitled, pursuant to the foregoing covenant relating to "Limitation on Indebtedness Secured by a Mortgage," to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities or (ii) the Company or such Restricted Subsidiary, within four months after the effective date of such transaction, applies an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the Debt Securities or other unsubordinated funded Indebtedness of the Company or such Restricted Subsidiary. (Section 10.8)

     Certain Definitions. "Consolidated Net Tangible Assets" is defined in the Indenture to mean total consolidated assets of the Company and its Restricted Subsidiaries, less (i) current liabilities of the Company and its Restricted Subsidiaries, and (ii) the net book amount of all intangible assets of the Company and its Restricted Subsidiaries. (Section 10.7)

     "Consolidated Subsidiary" is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with those of the Company for public financial reporting purposes. (Section 1.1)

     "Indebtedness" is defined in the Indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights), (ii) indebtedness secured by any Mortgage existing on property owned subject to such Mortgage, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). (Section 10.7)

     "Principal Property" is defined in the Indenture to mean any manufacturing or printing plant, distribution center, warehouse, office building, television station or transmission facility owned by the Company or any Restricted Subsidiary or any other property or right owned by or granted to the Company or any Restricted Subsidiary and used or held for use in the newspaper or television business conducted by the Company or any Restricted Subsidiary, except for any such property or right which, in the opinion of the Board of Directors of the Company as set forth in a Board Resolution adopted in good faith, is not material to the total business conducted by the Company and its Restricted Subsidiaries considered as one enterprise. (Section 1.1)

     "Restricted Subsidiary" is defined in the Indenture to mean each Subsidiary of the Company as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors of the Company before, or within 120 days following, such creation or acquisition. (Section 10.7)

     "Sale and Lease-Back Transaction" is defined in the Indenture as the leasing by the Company or a Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by the Company or any such Subsidiary to any party (other than the Company or a Subsidiary). (Section 10.8)

     "Subsidiary" is defined in the Indenture to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.1)

     "Value" is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of the Company's entering into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.8)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indenture provides that the Company may not consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any other party, unless, among other things, (i) the corporation formed by such consolidation or into which the Company is merged or the party which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, is organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company's obligations on the Debt Securities and under the Indenture by means of an indenture supplemental to the Indenture; and (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 8.1)

EVENTS OF DEFAULT, WAIVER AND NOTICE

     With respect to the Debt Securities of any series, an Event of Default is defined in the Indenture as being (i) default for 30 days in payment of any interest upon the Debt Securities of such series; (ii) default in payment of the principal of or premium, if any, on the Debt Securities of such series when due either at maturity or upon acceleration, redemption or otherwise; (iii) default by the Company in the performance of any other of the covenants or warranties in the Indenture for the benefit of such series applicable to the Company which shall not have been remedied for a period of 60 days after Notice of Default;
(iv) the failure to pay when due any indebtedness for money borrowed (including indebtedness under Debt Securities other than that series) with a principal amount then outstanding in excess of $20,000,000 under any mortgage, indenture or instrument under which any such indebtedness is issued or secured (including the Indenture), or any other default which results in the acceleration of maturity of such indebtedness, unless such indebtedness or acceleration shall have been discharged or annulled within 10 days after due notice by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. (Section 5.1) Within 90 days after the occurrence of any default under the Indenture with respect to Debt Securities of any series, the Trustee is required to notify the Holders of Debt Securities of any default unless, in the case of any default other than a default in the payment of principal of or premium, if any, or interest on any Debt Securities, a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith considers it in the interest of the Holders of Debt Securities not to do so. (Section 6.2)

     "Significant Subsidiary" is defined in the Indenture to mean any Subsidiary
(i) which, as of the close of the fiscal year of the Company immediately preceding the date of determination, contributed more than 10% of the consolidated net operating revenues of the Company and its Consolidated Subsidiaries for such year or (ii) the total assets of which as of the close of such immediately preceding fiscal year exceeded 10% of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries. (Section 5.1)

     The Indenture provides that if an Event of Default, other than an Event of Default as described in clause (v) in the above paragraph with respect to Debt Securities of any series shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding may declare the entire principal and accrued interest of all Debt Securities of such series (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default described in clause (v) in the above paragraph with respect to any series of Debt Securities Outstanding under the Indenture occurs, the principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Any time after acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, may, under certain circumstances, rescind and annul such acceleration. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past defaults under the Indenture with respect to the Debt Securities of such series, except defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the Debt Securities or provisions of such series that may not be modified or amended without the consent of the Holders of all Outstanding Debt Securities of such series. (Sections 5.2 and 5.13)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its covenants and agreements under the Indenture. (Section 10.9)

     Subject to certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the then Outstanding Debt Securities of any series with respect to which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No Holder of any Debt Securities shall have any right to cause the Trustee to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy thereunder unless, among other things, the Holder or Holders of Debt Securities shall have offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.7)

     The Indenture provides that, in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder as of any date, (a) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date,
(b) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security which shall be deemed to be Outstanding shall be the amount as established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more supplemental indentures, prior to the issuance of such Debt Securities, (c) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner as described in clause (b) above, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (a) or (b) above, of the amount determined as provided in such clause), and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor. (Section 1.1)

MODIFICATION OF THE INDENTURE

     The Indenture provides that the Company and the Trustee may, without the consent of the Holders, modify or amend the Indenture in order to (i) evidence the succession of another corporation to the Company and the assumption by any such successor corporation of the covenants of the Company in the Indenture and in the Debt Securities; (ii) add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all or any series of Debt Securities; (iii) add any additional Events of Default to the Indenture; (iv) add to or change any of the provisions of the Indenture necessary to permit the issuance of Debt Securities in bearer form, registrable as to principal, and with or without interest coupons; (v) add to, change or eliminate any of the provisions of the Indenture, in respect of one or more series of Debt Securities, provided that any such addition, change or elimination may not apply to any Debt Security of any series created prior to such addition, change or elimination; (vi) establish the form or terms of Debt Securities of any series as permitted under the Indenture; (vii) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series; or (viii) cure any ambiguity, or correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, provided such action does not adversely affect the interest of the Holders of Debt Securities of any series.

     With respect to the Debt Securities of any series, modification or amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of such series, except that no such modification or amendment may, without the consent of the Holders of all then Outstanding Debt Securities of such series (i) change the due date of the principal of, or any installment of principal of or interest on, any Debt Securities of such series; (ii) reduce the principal amount of, or any installment of principal or interest or rate of interest on, or any premium payable on redemption of any Debt Securities of such series; (iii) reduce the principal amount of any Debt Securities of such series payable upon acceleration of the maturity thereof; (iv) change the place or the currency of payment of principal of, or any premium or interest on, any Debt Securities of such series;
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Securities of such series on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof); (vi) reduce the percentage in principal amount of Debt Securities of such series then outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or (vii) modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the Debt Securities. (Section 9.2)

DISCHARGE OF THE INDENTURE

     The Indenture, with respect to the Debt Securities of any series (if all series issued under the Indenture are not to be affected), shall upon the written request or order of the Company cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Debt Securities therein expressly provided for), when (i) either (A) all Debt Securities theretofore authenticated and delivered (other than (1) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid and (2) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all such Debt Securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if the Debt Securities of such series are denominated and payable only in United States dollars and such Debt Securities are to be called for redemption within one year, and the Company in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the stated maturity or any redemption date, as the case may be; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. (Section 4.1)

DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise specified in the Prospectus Supplement, the following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the Indenture, will apply to the Debt Securities of any series, or to any specified part of a series. (Section 13.1)

     Defeasance and Discharge. The Indenture provides that the Company will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Sections 13.1 and 13.2)

     Defeasance of Certain Covenants. The Indenture provides that the Company may omit to comply with certain restrictive covenants described under the captions "Certain Covenants of the Company -- Limitation on Indebtedness Secured by a Mortgage" and "Certain Covenants of the Company -- Limitation on Sale and Leaseback Transactions" above and any that may be described in the Prospectus Supplement, and that such omission will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the event the Company exercises this option with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, the Company will remain liable for such payments. (Sections 13.1 and 13.2)

THE TRUSTEE

     Prior to the offering of any Debt Securities, a trustee will be appointed by the Company to serve as Trustee under the Indenture. The Trustee may be a depository for funds of and perform other services for and transact other banking business with the Company in the normal course of business.

     The Trustee may serve as a trustee under other indentures entered into by the Company. Upon the occurrence of an Event of Default under the Indenture or an event which, after notice or lapse of time or both, would become such an Event of Default, or upon the occurrence of a default under any such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust Indenture Act and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee for the Indenture.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12)

                            DESCRIPTION OF WARRANTS

     The following description of the terms of the Warrants sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

GENERAL

     Warrants may be offered together with any series of Debt Securities offered by a Prospectus Supplement and if so offered will be attached to such Debt Securities and will entitle the holder thereof to purchase additional Debt Securities having the same terms and interest rate as the offered Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as described in the Prospectus Supplement relating to such series of Warrants. The Warrant Agent will act solely as the agent of the Company under the applicable Warrant Agreement and in connection with the certificates for the Warrants (the "Warrant Certificates") of such series, and will not assume any obligation or relationship of agency or trust for or with any holders of such Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificates, is filed as an exhibit to this Registration Statement. The following summary of certain provisions of the forms of Warrant Agreement and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates.

     Reference is hereby made to the Prospectus Supplement relating to the particular series of Warrants, if any, offered thereby for the terms of such Warrants, including, where applicable: (i) the offering price; (ii) the currency or currencies in which such Warrants are being offered; (iii) the designation, aggregate principal amount, currency or currencies, denominations and other terms of the series of Debt Securities purchasable upon exercise of such Warrants; (iv) the designation and terms of the series of Debt Securities with which such Warrants are being offered and the number of such Warrants being offered with each such Debt Security; (v) the date on and after which such Warrants and the related series of Debt Securities will be transferable separately; (vi) the principal amount of the Debt Securities purchasable upon exercise of each such Warrant and the price at which and currency or currencies in which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Warrants shall commence (the "Exercise Date") and the date on which such right shall expire (the "Expiration Date"); (viii) a discussion of the material United States Federal income tax considerations applicable to the exercise of the Warrants;
(ix) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; (x) call provisions of such Warrants, if any; and (xi) any other terms of such Warrants not inconsistent with the applicable Warrant Agreement.

     Warrants of any series will be exchangeable into Warrants of the same series representing in the aggregate the number of Warrants surrendered for exchange. Warrant Certificates may be presented for exchange or transfer at the corporate trust office of the Warrant Agent for such series of Warrants (or any other office indicated in the Prospectus Supplement relating to such series of Warrants). Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the series of Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise, or to enforce any of the covenants in the Indenture.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase such principal amount of the related series of Debt Securities at such exercise price as shall in each case be set forth in, or be calculable as set forth in, the Prospectus Supplement relating to such Warrant. Warrants of a series may be exercised at the corporate trust office of the Warrant Agent for such series (or any other office indicated in the Prospectus Supplement relating to such series) at any time on or after the Exercise Date and prior to 5:00 P.M., New York, New York time (unless otherwise indicated in the related Prospectus Supplement), on the Expiration Date set forth in the Prospectus Supplement relating to such series of Warrants. After the close of business on the Expiration Date relating to such series of Warrants, unexercised Warrants of such series will be void.

     Warrants of a series may be exercised by delivery to the appropriate Warrant Agent of payment, as provided in the Prospectus Supplement relating to such series of Warrants, of the consideration required to purchase the principal amount of the series of Debt Securities purchasable upon such exercise, together with certain information as set forth on or incorporated in the Warrant Certificate evidencing such Warrants. Such Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt of the Warrant Certificate evidencing such Warrants within five business days. Upon receipt of such payment and such Warrant Certificate, properly completed and duly executed, at the corporate trust office of the appropriate Warrant Agent (or any other office indicated in the Prospectus Supplement relating to such series of Warrants), the Company will, as soon as practicable, issue and deliver the principal amount of the series of Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by a Warrant Certificate are exercised, a new Warrant Certificate will be issued and delivered for the remaining amounts of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities in any of three ways: (i) to or through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers. With respect to each series of Securities being offered hereby, the terms of the offering of the Securities of such series, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts, selling commissions and other items constituting underwriters', dealers' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers or agents, and any securities exchanges on which the Securities of such series may be listed, will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Only underwriters so named in the Prospectus Supplement will be deemed to be underwriters in connection with the Securities offered thereby.

     If underwriters are used to sell any of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the Company or through agents (which may also act as principals) designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in, or may be calculated from the information set forth in, the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. In the case of sales made directly by the Company, no commission will be payable.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. Such contracts will be subject to the conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company or its affiliates in the ordinary course of business.

     The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. The Securities will be a new issue of securities with no established trading market. In the event that the Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Securities or as to the liquidity of the trading market for the Securities. The Prospectus Supplement with respect to the Securities of any series will state, if known, whether or not any broker-dealer intends to make a market in such Securities. If no such determination has been made, the Prospectus Supplement will so state.

     Certain of the underwriters, dealers and/or agents and their associates may be customers of, engage in transactions with and perform services for the Company, including its subsidiaries, in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon for the Company by Locke Purnell Rain Harrell (A Professional Corporation)("Locke Purnell"), Dallas, Texas. Attorneys employed by Locke Purnell from time to time own shares of Common Stock in the Company. Certain legal matters relating to the Securities will be passed upon for any underwriters, dealers or agents by Gibson, Dunn & Crutcher LLP, New York, New York. Gibson, Dunn & Crutcher LLP provides legal services to the Company from time to time.

                                    EXPERTS

     The Consolidated Financial Statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

             ======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED HEREIN OR THEREIN OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             ---------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
The Company............................    3
Ratio of Earnings to Fixed Charges.....    4
Use of Proceeds........................    4
Description of Debt Securities.........    4
Description of Warrants................   12
Plan of Distribution...................   14
Legal Matters..........................   15
Experts................................   15

             ======================================================

             ======================================================
                                 $1,500,000,000

                                [A H BELO LOGO]

                                DEBT SECURITIES
                                      AND
                              WARRANTS TO PURCHASE
                                DEBT SECURITIES
                            ------------------------

                                   PROSPECTUS
                            ------------------------

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table indicates the expenses to be incurred in connection with the offerings described in this Registration Statement. All expenses are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.........  $  454,545
Rating agency fees..........................................     350,000
Trustee's fees and expenses.................................      20,000
Blue sky fees (including counsel fees)......................       5,000
Accounting fees.............................................      25,000
Legal services and expenses.................................     150,000
Printing and engraving fees.................................     100,000
Miscellaneous...............................................      95,455
                                                              ----------
          Total.............................................  $1,200,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law (the "DGCL"), the Company, as a Delaware corporation, has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Fifteen of the Certificate of Incorporation of the Company permits indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Certificate of Incorporation of the Company.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit. Article Fifteen of the Company's Certificate of Incorporation contains such a provision.

     The above discussion of the Company's Certificate of Incorporation and of Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

ITEM 16. EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3:

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           1             -- Form of proposed Distribution Agreement.
           4.1           -- Form of proposed Indenture.
           4.2           -- Form of proposed Debt Securities.*
           4.3           -- Form of proposed Warrant Agreement.
           4.4           -- Form of proposed Warrant Certificate.
           5             -- Opinion of Locke Purnell Rain Harrell (A Professional
                            Corporation) as to legality of the securities registered
                            hereby.
          12             -- Computation of Ratio of Earnings to Fixed Charges of the
                            Company.
          23.1           -- Consent of Ernst & Young LLP.
          23.2           -- Consent of Locke Purnell Rain Harrell (A Professional
                            Corporation) (set forth in its opinion filed as Exhibit
                            5).
          24             -- Powers of attorney (set forth on the signature page(s)
                            hereof).
          25             -- Statement of Eligibility and Qualifications on Form T-1
                            of Trustee under the Indenture.*

---------------

* Such exhibit will be filed by the Registrant as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     (a) RULE 415 OFFERING. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) REGISTRATION STATEMENT PERMITTED BY RULE 430A. The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) QUALIFICATION OF TRUST INDENTURES FOR DELAYED OFFERINGS

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     The undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 21st day of April, 1997.

                                            A. H. BELO CORPORATION

                                            By:     /s/ ROBERT W. DECHERD
                                              ----------------------------------
                                              Robert W. Decherd
                                              Chairman of the Board, President
                                                and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Robert W. Decherd, Michael J. McCarthy and Michael D. Perry, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and hereby ratify and confirm all that such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ ROBERT W. DECHERD                  Chairman of the Board,            April 21, 1997
-----------------------------------------------------    President and Chief Executive
                  Robert W. Decherd                      Officer

                /s/ WARD L. HUEY, JR.                  Vice Chairman of the Board        April 21, 1997
-----------------------------------------------------    and President, Broadcast
                  Ward L. Huey, Jr.                      Division

                  /s/ BURL OSBORNE                     Director and President,           April 21, 1997
-----------------------------------------------------    Publishing Division
                    Burl Osborne

                /s/ MICHAEL D. PERRY                   Senior Vice President             April 21, 1997
-----------------------------------------------------    and Chief Financial Officer
                  Michael D. Perry

                /s/ VICKY C. TEHERANI                  Vice President/Controller         April 21, 1997
-----------------------------------------------------    (Principal Accounting
                  Vicky C. Teherani                      Officer)

              /s/ JOHN W. BASSETT, JR.                            Director               April 21, 1997
-----------------------------------------------------
                John W. Bassett, Jr.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

         /s/ JUDITH L. CRAVEN, M.D., M.P.H.                       Director               April 21, 1997
-----------------------------------------------------
           Judith L. Craven, M.D., M.P.H.

                 /s/ ROGER A. ENRICO                              Director               April 21, 1997
-----------------------------------------------------
                   Roger A. Enrico

                /s/ DEALEY D. HERNDON                             Director               April 21, 1997
-----------------------------------------------------
                  Dealey D. Herndon

                 /s/ LESTER A. LEVY                               Director               April 21, 1997
-----------------------------------------------------
                   Lester A. Levy

              /s/ ARTURO MADRID, PH.D.                            Director               April 21, 1997
-----------------------------------------------------
                Arturo Madrid, Ph.D.

              /s/ JAMES M. MORONEY, JR.                           Director               April 21, 1997
-----------------------------------------------------
                James M. Moroney, Jr.

                /s/ HUGH G. ROBINSON                              Director               April 21, 1997
-----------------------------------------------------
                  Hugh G. Robinson

               /s/ WILLIAM T. SOLOMON                             Director               April 21, 1997
-----------------------------------------------------
                 William T. Solomon

              /s/ THOMAS B. WALKER, JR.                           Director               April 21, 1997
-----------------------------------------------------
                Thomas B. Walker, Jr.

              /s/ J. McDONALD WILLIAMS                            Director               April 21, 1997
-----------------------------------------------------
                J. McDonald Williams

                                 EXHIBIT INDEX

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------

           1             -- Form of proposed Distribution Agreement.
           4.1           -- Form of proposed Indenture.
           4.2           -- Form of proposed Debt Securities.*
           4.3           -- Form of proposed Warrant Agreement.
           4.4           -- Form of proposed Warrant Certificate.
           5             -- Opinion of Locke Purnell Rain Harrell (A Professional
                            Corporation) as to legality of the securities registered
                            hereby.
          12             -- Computation of Ratio of Earnings to Fixed Charges of the
                            Company.
          23.1           -- Consent of Ernst & Young LLP.
          23.2           -- Consent of Locke Purnell Rain Harrell (A Professional
                            Corporation) (set forth in its opinion filed as Exhibit
                            5).
          24             -- Powers of attorney (set forth on the signature page(s)
                            hereof).
          25             -- Statement of Eligibility and Qualifications on Form T-1
                            of Trustee under the Indenture.*

---------------

* Such exhibit will be filed by the Registrant as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.